SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT


                           Commission File No. 013313
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  December 21, 1999


                               GS TELECOM LIMITED
                           --------------------------
             (Exact name of registrant as specified in its charter)


     Colorado                                        36-3296861
----------------                                    ------------
(State or other                                     (IRS Employer
jurisdiction of                                     Identification No.)
incorporation)



           c/o 10200 W. 44th Avenue, Suite 400, Wheat Ridge, CO 80033
          -----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: 44-171-587-3687

Item 1.  Changes in Control of Registrant

                  None.

Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.

Item 4.  Changes in Accountants

                  None.

Item 5.  Other Events

License for WINS Technology

G.S. Telecom Ltd has signed a license with World Innovation Netcomm Services Inc. (WINS), to use their Asset Transfer Teleminute Manager (ATTM) technology.

The license agreed is an exclusive license for Europe and a world-wide license for e-commerce applications. The license is for 5 years and renewable in return for 3.5 million subsequently registered shares in G.S. Telecom Ltd.

A rescission of the previous agreement with WINS was included in the agreement with each party covering their costs so far.

ATTM pre-paid cards open up new markets in e-commerce allowing the secure purchase of items and services over the internet as well as providing a means of paying individuals for goods and services. This payment facility creates new markets for internet services by facilitating the payment of commissions and prizes from internet selling or gaming activity.

Balances on the ATTM card can be used for further purchases or the cash withdrawn through the normal Banking network via automated Teller Machines
(ATM). The pre-paid card an also be used as a phone card in most countries to make international calls.

Initial customers are being sought to use this technology in e-commerce web sites with the first widespread availability of the cards being in December this year.

The agreed performance target was the achievement of 1 million transactions per month after the first year of the license being signed.

Item 6.  Resignation from/Appointments to Board of Directors

                  None.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

                  1.       WINS License and Service Bureau Agreement

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 21, 1999                      GS TELECOM LIMITED


                                                /s/ CP Gervaise-Brazier
                                            By: --------------------------------
                                                President and CEO


GS Telecom, Ltd. is not affiliated in any way with GST Telecommunications, Inc. or GST Telecom, Inc.